EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
Robert L. Parkinson, Jr., as Chairman of the Board and Chief Executive Officer of Baxter International Inc. (the “Company”), certifies, pursuant to 18 U.S.C §1350, as adopted pursuant to §906 of the Sarbanes—Oxley Act of 2002, that:
(1)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 as filed with Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert L. Parkinson, Jr. Robert L. Parkinson, Jr.
Chairman of the Board and Chief Executive Officer
November 5, 2007